Exhibit 1

J&G Draft
December 2, 2004

FIDELITY BANKSHARES, INC.

(a Delaware corporation)

1,000,000 Shares of Common Stock

(Par Value $0.10 Per Share)

PURCHASE AGREEMENT

December [___], 2004

TABLE OF CONTENTS

Section 1	2
(a) Representations and Warranties of the Company	2
(b) Officer’s Certificates	15
Section 2. Sale and Delivery to Underwriters; Closing	15
(a) Initial Securities	15
(b) Option Securities	16
(c) Payment	16
(d) Denominations; Registration	17
Section 3. Covenants of the Company	17
Section 4. Payment of Expenses	20
(a) Expenses	20
(b) Termination of Agreement	21
(c) Allocation of Expenses	21
Section 5. Conditions of Underwriters’ Obligations	21
(a) Effectiveness of Registration Statement	21
(b) Opinions of Counsel for the Company	21
(c) Opinion of Counsel for the Underwriters	22
(d) Officers’ Certificate	22
(e) Accountant’s Comfort Letter	22
(f) Bring-down Comfort Letter	22
(g) Approval of Listing	22
(h) No Objection	22
(i) Lock-up Agreements	23
(j) Conditions to Purchase of Option Securities	23
(k) Additional Documents	23
(l) Termination of Agreement	23
Section 6. Indemnification	24
(a) Indemnification of the Underwriters	24
(b) Indemnification of the Company and its Directors and Officers	25
(c) Actions against Parties; Notification	25
(d) Settlement without Consent if Failure to Reimburse	25
Section 7. Contribution	26
Section 8. Representations, Warranties and Agreements to Survive Delivery	27
Section 9. Termination of Agreement	27
(a) Termination; General	27
(b) Liabilities	28
Section 10. Default by One or More of the Underwriters	28
Section 11. Default by the Company	28
Section 12. Notices	28
Section 13. Parties	29
Section 14. Governing Law; References to Time	29
Section 15. Submission to Jurisdiction	30
Section 16. Effect of Headings	30

i

SCHEDULE A
SCHEDULE B
SCHEDULE C
SCHEDULE D
SCHEDULE E
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D
ANNEX A

ii

FIDELITY BANKSHARES, INC.

(a Delaware corporation)

1,000,000 Shares of Common Stock

(Par Value $0.10 Per Share)

PURCHASE AGREEMENT

December [___], 2004

KEEFE, BRUYETTE & WOODS, INC.
RYAN BECK & CO.
JANNEY MONTGOMERY SCOTT LLC
     as Representatives of the several Underwriters
c/o Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 4th Floor
New York, New York 10019

Ladies and Gentlemen:

     Fidelity Bankshares, Inc., a Delaware corporation (the “Company”) confirms its agreement with Keefe, Bruyette & Woods, Inc. (“Keefe Bruyette”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Keefe Bruyette, Ryan Beck & Co. and Janney Montgomery Scott LLC are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.10 per share, of the Company (the “Common Stock”) set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 150,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 1,000,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 150,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-120634) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule

430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 (“Rule 434”) of the 1933 Act Regulations, prepare and file a term sheet (a “Term Sheet”) in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information” or (b) pursuant to paragraph (d) of Rule 434 is referred to as “Rule 434 Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits thereto, the schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” If Rule 434 is relied on, the term “Prospectus” shall refer to the preliminary prospectus dated December 6, 2004 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1. Representations and Warranties by the Company.

     (a) Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

     (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Keefe Bruyette expressly for use in the Registration Statement or Prospectus, it being understood and agreed that the statements contained in the Registration Statement and Prospectus under the caption “Underwriting” and in the last paragraph of the cover page of the Prospectus are the only statements which are based on such information.

     Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (iii) Independent Registered Public Accounting Firm. The accounting firm that certified the consolidated financial statements and supporting schedules of the Company included in the Registration Statement and the Prospectus (and the consolidated financial statements and supporting schedules incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act) is an independent registered public accounting firm with the Public Accounting Oversite Board as required by the 1933 Act and the 1933 Act Regulations and within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the “AICPA”). The registered public accounting firm that certified the consolidated financial statements and supporting schedules of the Company is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

     (iv) Financial Statements. The consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved [except as otherwise stated therein]. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected consolidated financial data and the summary financial information of the Company included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

     (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (any such change, a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) except for quarterly dividends on the Common Stock in amounts per share that are consistent with past practices or as disclosed in the Company’s Current Report on Form 8-K filed with the SEC dated November 19, 2004, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure or failures so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; the Company is a non-diversified unitary savings and loan holding company under the Home Owners Loan Act, as amended (“HOLA”), and engages only in activities permissible for financial holding companies or multiple savings and loan holding companies under Section 4(c)(8) of the Bank Holding Company Act of 1956, as amended (the “BHCA”), and other activities specifically authorized by the regulations promulgated thereunder by the Office of Thrift Supervision (the “OTS”).

     (vii) Good Standing of Subsidiaries. The only subsidiaries of the Company are the subsidiaries listed on Schedule D hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”). Fidelity Bank & Trust, a Federal savings bank and a wholly-owned subsidiary of the Company (the “Bank”), has been duly organized and is validly existing as a federal savings bank under the laws of the United States of America. Each Subsidiary has the corporate or banking power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure or failures so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary. Except as set forth in the Prospectus or as required in connection with the exercise of its rights as a creditor, or pursuant to a bona fide collateral pledge arrangement, neither the Company nor any Subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, trust, association, joint venture or other business entity.

     (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Historical” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus and as disclosed in the Company’s Current Report on Form 8-K filed with the SEC dated November 19, 2004). The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

     (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

     (x) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company.

     (xi) Absence of Defaults and Conflicts. Neither the Company nor any of the Subsidiaries is in violation of its respective certificate of incorporation, charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, the “Agreements and Instruments”) except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default or Repayment Event (as defined below) under, give rise to any right of termination under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any of the Agreements and Instruments (except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

     (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

     (xiv) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the documents to be filed as exhibits thereto that have not been so described and filed as required.

     (xv) Possession of Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

     (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

     (xvii) Possession of Licenses and Permits. The Company and the Subsidiaries possess such certificates, authorities, permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure or failures so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure or failures of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (xviii) Title to Property. Each of the Company and the Subsidiaries have good and marketable title to all real property owned by the Company or the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, individually or in the aggregate, materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

     (xix) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida Act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the “Cuba Act”), or is exempt therefrom.

     (xx) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

     (xxi) Environmental Laws. Except as described in the Registration Statement or except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, territorial, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in material compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no known events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

     (xxii) Taxes. The Company and each of the Subsidiaries has (a) timely filed all foreign, federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete, (b) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect, and (c) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

     (xxiii) Compliance with Laws. Except as set forth in the Prospectus, the Company and each Subsidiary is in compliance in all material respects, in the conduct of its business, with all applicable federal, state, territorial, local and foreign statutes, laws, regulations, ordinances, permits, licenses, franchises, certificates of authority, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the

Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, the laws and rules administered by the Office of Foreign Assets Control, all other applicable fair lending and fair housing laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures, adjustable rate mortgages disclosures or consumer credit (including, without limitation, the federal Consumer Credit Protection Act, the federal Truth-in Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, and the federal Equal Credit Opportunity Act and Regulation B thereunder) or with respect to the Flood Disaster Protection Act and the Bank Secrecy Act, and, as of the date hereof, the Bank has a Community Reinvestment Act rating of “satisfactory” or better. Without limiting the generality of the foregoing, the Bank has been approved by (a) the Federal Housing Administration (“FHA”) as a mortgagee and servicer for FHA loans, (b) Veterans Affairs (“VA”) as a lender and servicer for VA loans, (c) the Federal National Mortgage Association (“FNMA”) as a seller of [single-family][multi-family] mortgage loans and participation interests and as a servicer of [single-family][multi-family] mortgage loans, (d) the Federal Home Loan Mortgage Corporation (“FHLMC”) as a seller/servicer of [single-family][multi-family] mortgage loans to FHLMC and (e) the Government National Mortgage Association (“GNMA”) as an authorized issuer and servicer of GNMA-guaranteed mortgage-backed securities, and as a servicer of private insured loans and conventional loans.

     (xxiv) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, the Company and the Subsidiaries and any of the officers and directors of the Company and the Subsidiaries, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act, including the related rules and regulations promulgated thereunder by the Commission and The Nasdaq Stock Market, Inc. The Company is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations promulgated thereunder by the Commission and The Nasdaq Stock Market, Inc. not currently in effect upon and at all times after the effectiveness of such provisions.

     (xxv) Bank Regulations. The Bank continues to hold a valid charter to do business as a federal savings bank. The Bank is “adequately-capitalized” according to the capital standards set forth by the OTS, and the activities of the Bank and each of the Bank’s subsidiaries are permissible for a federally chartered savings bank by HOLA and the rules, regulations, resolutions and practices of the OTS. The Bank is a member in good standing of the Federal Home Loan Bank of Atlanta. The deposit accounts of the Bank are insured by the FDIC up to applicable limits and the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or threatened. The Bank is a member in good standing of the Federal Home Loan Bank of Atlanta. The Bank is [and has always been] a “Qualified Thrift Lender” within the meaning of 12 U.S.C. Section 1467a(m).

     (xxvi) Regulatory Enforcement Matters. The Bank has complied with all applicable rules and regulations of the OTS and FDIC. Neither the Company nor any Subsidiary is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement or that they may be subject to an investigation, audit or other examination which is likely to lead to the imposition of any civil, monetary or other penalties, and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or of any Subsidiary which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depository institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any Subsidiary.

     (xxvii) Regulatory Reports. Since January 1, 2000, the Company and the Bank have duly filed with the FDIC and the OTS, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, provided that information as of a later date shall be deemed to modify information as of an earlier date; and the Company has previously delivered or made available to each Underwriter which has requested the same in writing directly to the Company accurate and complete copies of all such reports. Neither the Company nor the Bank is subject to, or expects to be subject to, any formal or informal enforcement or supervisory action by the FDIC, the OTS, or any other state or federal regulatory agency. In connection with any examinations of the Company or the Bank by the FDIC or the OTS completed within the last five years or currently in process, neither the Company nor the Bank was required to correct or change any action, procedure or proceeding which has not been substantially corrected or changed as required.

     (xxviii) Insurance Licenses. The Company and its subsidiary, Florida Consolidated Agency, Inc., holds such insurance licenses, certificates and permits from any governmental authority, agency, instrumentality, self-regulatory body, commission (including departments of insurance) or other body, federal, state, territorial, local or foreign (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business) (the “Insurance Licenses”) as are necessary to the conduct of its business as described in the Prospectus, except where the failure or failures to have such licenses, certificates and permits would not, individually or in the aggregate, have a Material Adverse Effect; the Company and Florida Consolidated Agency, Inc. have fulfilled and performed all obligations necessary to maintain such Insurance Licenses, except where the failure or failures to have fulfilled and performed such obligations would not, individually or in the aggregate, have a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would result in the revocation, termination or suspension of any Insurance License or that would otherwise restrict Florida Consolidated Agency, Inc. or the Company from engaging in the insurance business it currently conducts, the effect of which would, individually or in the aggregate, result in a Material Adverse Effect; except as set forth in the Prospectus, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by Florida Consolidated Agency, Inc. to the Company; and neither the Company nor Florida Consolidated Agency, Inc. has received any notice of proceedings relating to the revocation or modification of any such Insurance Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (xxix) Registration Rights. There are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement, all of which registration or similar rights are fairly summarized in the Prospectus.

     (xxx) Warrants, Options and Other Rights. Except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any Subsidiary or any security convertible into or exchangeable for capital stock of the Company or any Subsidiary.

     (xxxi) No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representatives.

     (xxxii) Insurance. The Company and the Subsidiaries maintain insurance of the types and in the amounts consistent with insurance coverage maintained by similar companies and businesses, all of which insurance is in full force and effect; the Company and the Subsidiaries are insured by insurers of recognized financial responsibility; all policies of insurance and fidelity or surety bonds insuring the Company or any Subsidiary or the Company’s or the Subsidiary’s respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each Subsidiary are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

     (xxxiii) No Illegal Payment or Influence. To the knowledge of the Company, neither the Company nor any Subsidiary nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

     (xxxiv) No Affiliation or Association with NASD. There are no direct or indirect affiliations or associations with (within the meaning of Article I, Section 1 of the By-Laws of the NASD) any member firm of the NASD among the Company’s or any Subsidiary’s officers or directors or, to the knowledge of the Company, any stockholder of the Company, except as disclosed in writing to the Representatives.

     (xxxv) Lock-up Agreements. Each of the Company’s executive officers and directors as listed on Schedule E hereto, has executed and delivered lock-up agreements as contemplated by Section 5(i) hereof.

     (xxxvi) Internal Control Over Financial Reporting. The Company and the Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the 1934 Act) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (xxxvii) Disclosure Controls and Procedures. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act), which (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within the Company; (B) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures; and (C) are effective in all material respects to perform the functions for which they were established.

     Based on the evaluation of its disclosure controls procedures, the Company is not aware of (A) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

     Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes that have materially affected, or are likely to materially affect, the Company’s internal control and financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

     (xxxviii) Data in Registration Statement and Prospectus. The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

     (xxxix) No Stabilization or Manipulation. Neither the Company, its Subsidiaries nor any of their respective directors or officers has taken, nor will he, she or it take, directly or indirectly, any action designed, or which could reasonably be expected in the future to cause or result in, under the 1933 Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

     (xl) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act or the 1933 Act Regulations to be described in the Prospectus, which is not so described as required in the Prospectus. All loans, guarantees of indebtedness or other extensions of credit by the Company to or for the benefit of any of the Company’s directors and executive officers are made in conformity with the insider lending restrictions of Section 22(h) of the Federal Reserve Act of 1913, as amended, and Section 402 of the Sarbanes-Oxley Act.

     (xli) Fees. Other than as contemplated by this Agreement, except as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

     (xlii) ERISA. The Company and each of the Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of the Subsidiaries or ERISA Affiliates would have any liability; the Company and each of the Subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its Subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code, is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which the Company or such Subsidiary is a member.

     (xliii) Acquisition of First Community Bancorp, Inc. The agreement to acquire First Community Bancorp, Inc. dated September 21, 2004 (the “First Community Bancorp Agreement”) has be duly authorized by the Board of Directors of the Company. Pursuant to the terms of the First Community Bancorp Agreement, the Company will acquire 100% of the capital stock of First Community Bancorp, Inc. in exchange for $[                ] in cash and [                ] shares of the Company’s common stock. The Company has filed with the Commission a registration statement on Form S-4 covering the registration of the shares of common stock to be issued in connection with the First Community Bancorp, Inc. acquisition. Such registration statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. All disclosures contained in the Registration Statement or the Prospectus regarding the pending acquisition of First Community Bancorp comply in all material respects with Regulation S-X and Regulation S-K under the 1933 Act, to the extent applicable.

     (xliv) Off-Balance Sheet Arrangements. Except as described in the Prospectus, there are no off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

     (b) Officer’s Certificates. Any certificate signed by any officer of the Company or of any Subsidiary delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Underwriters; Closing.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each

Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [                ] shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the aggregate number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Jenkens & Gilchrist, a Professional Corporation, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the

Option Securities, if any, which it has agreed to purchase. Keefe Bruyette, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as shall be reasonably necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including the exhibits filed therewith or incorporated by reference therein or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under section captioned “Use of Proceeds”.

     (i) Listing. The Company will use its best efforts to maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

     (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus (the “Restricted Period”), the Company will not, directly or indirectly, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, or file or cause to be filed any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) engage in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of Common Stock even if such Common Stock would be disposed of by someone other than the Company, including without limitation any short sale or grant of any right (including without limitation any put or call option) with respect to any             shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from shares of Common Stock. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (E) the issuance of shares of Common Stock as part of the merger consideration in connection with the pending acquisition pursuant to the terms of the First Community Bancorp Agreement or (F) any transfer, sale or other disposition with the prior written consent of Keefe, Bruyette (which consent may be withheld in its sole discretion), provided that Keefe, Bruyette, for the benefit of each of the other Representatives, agrees not to provide such consent without providing notice to each Representative to permit compliance with applicable provisions of NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement and agrees only to provide consent in circumstances that will permit such compliance by the Representatives. Notwithstanding the foregoing, if (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Restricted Period and ends on the last day of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Section 3(j) shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the earnings release is issued or the material news or material event relating to the Company occurs.

     (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

     (l) Compliance with Rule 463. The Company will report the use of proceeds as may be required pursuant to Rule 463 of the 1933 Act Regulations.

     (m) Compliance with the Sarbanes-Oxley Act. The Company shall at all times comply with all applicable provisions of the Sarbanes-Oxley Act, including the related rules and regulations promulgated thereunder by the Commission and The Nasdaq Stock Market, Inc., in effect from time to time.

     (n) Compliance with the Cuba Act. In accordance with the Cuba Act and without limitation to the provisions of Sections 6 and 7 hereof, the Company agrees to indemnify and hold harmless each Underwriter from and against any and all loss, liability, claim, damage and expense whatsoever (including fees and disbursements of counsel), as incurred, arising out of any violation by the Company of the Cuba Act.

     SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this

Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp, capital or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.

     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out of pocket expenses, including the fees and disbursements of counsel for the Underwriters.

     (c) Allocation of Expenses. The provisions of this Section shall not affect and, as between the Underwriters, on the one hand, and the Company, on the other hand, shall not be affected by, any agreement that the Company may make for the sharing of such costs and expenses.

     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

     (b) Opinions of Counsel for the Company. At Closing Time, the Representative(s) shall have received the favorable opinion, dated as of Closing Time, of Luse Gorman Pomerenk & Schick,

P.C., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (c) Opinion of Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Jenkens & Gilchrist, a Professional Corporation, special counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters in form and substance satisfactory to the Representatives.

     (d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to such officer’s knowledge, contemplated by the Commission.

     (e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter or letters dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter or letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement and the Prospectus.

     (f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter or letters, dated as of the Closing Time, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter or letters furnished by them pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (g) Approval of Listing. At the Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

     (h) No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (i) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule E hereto.

     (j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any Subsidiary hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

     (i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

     (ii) Opinion of Counsel for the Company. The favorable opinion of Luse Gorman Pomerenk & Schick, P.C., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

     (iii) Opinion of Counsel for the Underwriters. The favorable opinion of Jenkens & Gilchrist, a Professional Corporation, special counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

     (iv) Bring-down Comfort Letter. A letter or letters from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter or letters furnished by them to the Representatives pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (k) Additional Documents. At the Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 3(o), 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.

     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

     (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by Keefe Bruyette), as incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement, to the extent that any such expense is not paid under (i)or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Keefe Bruyette expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the statements contained in the Registration Statement and Prospectus under the caption “Underwriting” and in the last paragraph of the cover page of the Prospectus are the only statements which are made in reliance on such information.

     (b) Indemnification of the Company and its Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Keefe Bruyette expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the statements contained in the Registration Statement and Prospectus under the caption “Underwriting” and in the last paragraph of the cover page of the Prospectus are the only statements which are made in reliance on such information.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Keefe Bruyette, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel to which the indemnified party is entitled under Section 6(a) or 6(b) as the case may be, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate public offering price of the Securities as set forth on such cover.

     The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9. Termination of Agreement.

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war, or any major act of terrorism involving the United States, or any other substantial national or international calamity, emergency or crisis involving a prospective change in national or international political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Prospectus, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or national securities associations or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Florida authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 3(o), 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangement.

     SECTION 11. Default by the Company. If the Company shall fail at the Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 3(o), 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

     Notices to the Underwriters shall be directed to:

Keefe Bruyette & Woods, Inc.
Ryan Beck & Co.
Janney Montgomery Scott LLC
as Representatives of the several Underwriters
c/o Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 4th Floor
New York, New York 10019
Attention: Mitch Kleinman, Esq., General Counsel
Fax: (212) 397-9347

with a copy to:

Jenkens & Gilchrist, P.C.
401 Congress Avenue, Suite 2500
Austin, Texas 78701
Attention: Chet A. Fenimore, Esq.
Fax: (512) 499-3810

     Notices to the Company shall be directed to:

Fidelity Bankshares, Inc.
205 Datura Street
West Palm Beach, Florida 33401
Attention: Vince A. Elhilow., Chairman of the Board, President and Chief Executive Officer
Fax: (561) 803-9987

with a copy to:

Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, NW
Washington, DC 20015-2035
Attention: Alan Schick, Esq.
Fax: (202) 362-2902

     SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. Governing Law; References to Time. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. Except as otherwise set forth herein, specified times of day refer to New York City time.

     SECTION 15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any indemnified party. Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company, and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Company hereby appoints, without power of revocation, [the Secretary of State of the State of New York ][or other corporate service company] as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

     SECTION 16. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

FIDELITY BANKSHARES, INC.

By:	___________________________________
Title:	___________________________________

CONFIRMED AND ACCEPTED,
     as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.
RYAN BECK & CO.
JANNEY MONTGOMERY SCOTT LLC

By:	KEEFE, BRUYETTE & WOODS, INC.

By:____________________________
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities
Keefe, Bruyette & Woods, Inc.
Ryan Beck & Co.
Janney Montgomery Scott LLC.
Total	1,000,000

Sch A - 1

SCHEDULE B

	Number of Initial	Maximum Number of
	Securities to be	Option Securities to
	Sold	be Sold
Fidelity Bankshares, Inc.	1,000,000	150,000

Sch B - 1

SCHEDULE C

FIDELITY BANKSHARES, INC.
1,000,000 Shares of Common Stock
(Par Value $0.10 Per Share)

     1. The public offering price per share for the Securities, determined as provided in said Section 2, shall be $[             ].

     2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $[         ], being an amount equal to the public offering price set forth above less $[               ] per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch C - 1

SCHEDULE D

Fidelity Federal Bank & Trust, a federally chartered savings bank

Fidelity Capital Trust I, a Delaware statutory trust

Fidelity Capital Trust II, a Delaware statutory trust

Fidelity Capital Trust III, a Delaware statutory trust

Florida Consolidated Agency, Inc., a Florida corporation

Fidelity Realty & Appraisal Service, Inc., a Florida corporation

Sch D - 1

SCHEDULE E

Vince E. Elhilow

Keith D. Beaty

Paul C. Bremer

F. Ted Brown, Jr.

Donald E. Warren, M.D.

Karl H. Watson

Richard D. Aldred

Joseph C. Bova

Robert L. Fugate

Christopher H. Cook

Sch E - 1

EXHIBIT A

FORM OF OPINIONS OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(B)

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     2. The Company is a duly registered savings and loan holding company under the Home Owners’ Loan Act, as amended (“HOLA”) and engages only in activities only permissible for financial holding companies or multiple savings and loan holding companies under Section 4(c)(8) of the Bank Holding Company Act of 1956, as amended (the “BHCA”) and other activities specifically authorized by the regulations promulgated thereunder by the OTS.

     3. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

     4. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure or failures so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

     5. The Bank has been duly organized and is a validly existing federal savings bank under the laws of the United States.

     6. Each Subsidiary has the corporate or banking power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure or failures so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

     7. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, and to counsel’s knowledge free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary.

     8. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Historical” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus or as disclosed in the Company’s

Exhibit A-1

Current Reports on Form 8-K filed with the SEC dated September 22, 2004 and November 19, 2004); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company.

     9. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

     10. The issuance and sale of the Securities by the Company is not subject to any preemptive or other similar rights of any securityholder of the Company.

     11. Except as disclosed in or specifically contemplated by the Prospectus or the Company’s filings with the Securities and Exchange Commission that are incorporated by reference therein, to the best of such counsel’s knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or the Subsidiaries or any security convertible into or exchangeable for capital stock of the Company or any of the Subsidiaries.

     12. Except as described in the Prospectus, to the best of such counsel’s knowledge, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right, contractually or otherwise, to require the Company to file a registration statement under the 1933 Act with respect to any equity or debt securities of the Company, including securities that are convertible into or exchangeable for equity securities, or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

     13. The Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

     14. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the certificate of incorporation and bylaws of the Company and the requirements of the Nasdaq National Market.

     15. The Securities have been approved for trading in the Nasdaq National Market, subject only to official notice of issuance.

     16. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

Exhibit A-2

     17. The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities by the Company as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or a default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under, give rise to any right of termination under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such Repayment Events, conflicts, breaches, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect), nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws (or analogous governing instruments) of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, or to counsel’s knowledge, any judgment, order, writ or decree, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

     18. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which has been obtained) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

     19. Neither the Company nor any Subsidiary is in breach of, or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach of, or constitute a default) (i) under its certificate of incorporation or bylaws (or analogous governing instruments) or (ii) to counsel’s knowledge, in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any Subsidiary is a party or by which they or any of their respective properties or assets may be bound, except for any such breach or default which would not, individually or in the aggregate, result in a Material Adverse Effect.

     20. To the best of such counsel’s knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property or assets of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, that is required to be described in the Prospectus that is not described as required or which could reasonably be expected to materially and adversely affect the the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder; and, to the best of such counsel’s

Exhibit A-3

knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

     21. All descriptions in the Prospectus of contracts and other documents to which the Company or its Subsidiaries are a party are fair summaries and are accurate in all material respects and, to the best of such counsel’s knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other agreements or instruments required to be described in the Prospectus or to be filed as exhibits to the Registration Statement other than those described therein or filed therewith.

     22. The documents incorporated by reference in the Prospectus (other than the consolidated financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

     23. The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     24. The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the consolidated financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     25. The statements (i) in the Prospectus under the captions “Risk Factors “Description of Fidelity Bankshares Capital Stock” and (ii) in the Registration Statement under Items [14] and [15], in each case to the extent that such statements constitute matters of law, summaries of legal matters, the Company’s certificate of incorporation and bylaws, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel, fairly present the information called for with respect to such legal matters, documents, proceedings and conclusions and are correct in all material respects.

     26. The Company is not, and upon the issuance and sale of the Securities as contemplated in the Purchase Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

Exhibit A-4

     27. Nothing has come to such counsel’s attention that would lead such counsel to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for consolidated financial statements and schedules and other financial data included therein or omitted therefrom, as to which such counsel need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for consolidated financial statements and schedules and other financial data included therein or omitted therefrom, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of the State of Florida, upon the opinion of [                  ], special counsel to the Company (which opinion shall be dated and furnished to the Representatives at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them), provided that Luse Gorman Pomerenk & Schick, P.C. shall state in their opinion that they believe that they and the Underwriters are justified in relying upon such opinion, and (B) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit A-5

EXHIBIT B

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS, AND CERTAIN
STOCKHOLDERS PURSUANT TO SECTION 5(I)

FIDELITY BANKSHARES, INC.

LOCK-UP AGREEMENT

_____________, 2004

KEEFE, BRUYETTE & WOODS, INC.
RYAN BECK & CO.
JANNEY MONTGOMERY SCOTT, LLC.
     as Representatives of the several
     Underwriters to be named in Schedule A
     to the within mentioned Purchase Agreement
c/o Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 4th Floor
New York, New York 10019

     Re: Proposed Public Offering by Fidelity Bankshares, Inc.

Ladies and Gentlemen:

     The undersigned, a stockholder of Fidelity Bankshares, Inc., a Delaware corporation (the “Company”), understands that you, as representatives (the “Representatives”), propose to enter into a Purchase Agreement (the “Purchase Agreement”) on behalf of the several Underwriters named in Schedule A to the Purchase Agreement (collectively, the “Underwriters”), with the Company, providing for the public offering (the “Public Offering”) of shares (the “Shares”) of the Company’s common stock, par value $.10 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-120634) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2004.

     In consideration of the agreement by the Underwriters to offer and sell the Shares, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period (the “Restricted Period”) beginning on the date hereof and continuing to and including the date 90 days after the date of the final prospectus relating to the Public Offering, the undersigned will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has

Exhibit B-1

beneficial ownership within the rules and regulations of the SEC (collectively, the “Undersigned’s Shares”), or file or cause to be filed any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing.

     The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

     If:

     (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Restricted Period and ends on the last day of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

     (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period,

the restrictions set forth herein shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the earnings release is issued or the material news or material event relating to the Company occurs.

     Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts in private transactions, by will or by intestacy, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust, family partnership or limited liability company for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, in the case of a trust, or all of the partners or members of which are either the undersigned and/or the immediate family of the undersigned, in the case of a family partnership or limited liability company; provided, however, that in any such case, such entity agrees to be bound in writing by the restrictions set forth herein, and provided further that there shall be no further transfer of such Shares of the Company or transfer of the capital stock of or transfer of or change in the ownership interest in such trust, family partnership or limited liability company, except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value, (iii) upon the death of the undersigned to his or her executors, administrators, testamentary trustees, legatees or beneficiaries, (iv) to the Underwriters pursuant to the Purchase Agreement, (v) in transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, or (vi) with the prior written consent of Keefe, Bruyette & Woods, Inc. (which consent may be withheld in its sole discretion), provided that Keefe, Bruyette & Woods, Inc., for the benefit of each of the other Representatives, agrees not to provide such consent without providing notice to each Representative

Exhibit B-2

to permit compliance with applicable provisions of NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement and agrees only to provide consent in circumstances that will permit such compliance by the Representatives.

     Notwithstanding the foregoing, the undersigned may (x) receive Shares from the Company pursuant to the Fidelity Bankshares, Inc. [Senior Management Performance Award Plan (the “Management Performance Plan”)], or (y) exercise any stock options to purchase Shares, subject to applicable provisions of the Fidelity Bankshares, Inc. 2002 Stock Benefit Plan, provided that Shares acquired pursuant to the Management Performance Plan or upon the exercise of options shall remain subject to the restrictions set forth herein, except to the extent the undersigned returns such Shares to the Company for the payment of the option exercise price or taxes directly attributable to the exercise of options or receipt of shares under the Management Performance Plan. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendant, father, mother, brother or sister of the undersigned. In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership, limited liability company or other form of business entity, the undersigned may transfer the Undersigned’s Shares of the Company to any wholly-owned subsidiary, partner or member of the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Shares subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Shares of the Company or transfer of the capital stock of or transfer of or ownership interest in such subsidiary, partner, member or affiliate of the undersigned, except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value.

     The undersigned now has, and, except as contemplated by the paragraph immediately above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

     This Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from the undersigned’s obligations hereunder (i) upon the date either Keefe, Bruyette & Woods, Inc., on the one hand, or the Company, on the other hand, advises the other in writing, prior to the

Exhibit B-3

execution of the Purchase Agreement, that it has determined not to proceed with the Public Offering, (ii) upon the date the Registration Statement is withdrawn or (iii) upon the date the Purchase Agreement is terminated, for any reason, prior to the Closing Time (as defined in the Purchase Agreement).

     The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned understands that whether or not the Public Offering actually occurs depends on a number of factors, including stock market conditions. The Public Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation among the Company and the Underwriters.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. The undersigned understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Very truly yours,

Exhibit B-4

Annex A

[FORM OF ACCOUNTANTS’ COMFORT LETTER PURSUANT TO SECTION 5(e)]

Annex A-1